UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2020 (the “Closing Date”), NexGel, Inc., a Delaware corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) whereby the Company purchased all of the outstanding equity securities of Sport Defense LLC, a Delaware limited liability company (“Sports Defense”), from the members of Sport Defense (the “Sellers”). Subsequent to the Closing Date, Sport Defense is a wholly-owned subsidiary of the Company.

Sport Defense is a marketing and distribution company that leverages the unique benefits of ultra-gentle, high-water content hydrogels, manufactured by the Company, to build brands that treat various ailments of the skin caused by athletic training, such as blisters, turf burns, scrapes and skin irritations.

Under the terms of the Purchase Agreement, the purchase price paid to the Sellers was an aggregate of $375,000 (the “Purchase Price”) which was paid by the Company through the issuance of an aggregate of 9,375,00 shares of the Company’s common stock, par value $0.001 (the “Shares”), which equates to a per share purchase price of $0.04. The Shares are “restricted securities” as such term is defined by Rule 144 promulgated under the Securities Act of 1933, as amended. The Shares were allocated to the Sellers as set forth on Exhibit A to the Purchase Agreement.

Adam Levy, the Company’s Chief Executive Officer and Chief Financial Officer, and Nachum Stein, a member of the Company’s Board of Directors (the “Board”), were each members of Sport Defense and part of the Sellers. Mr. Levy received 1,546,875 of the Shares and Mr. Stein received 3,187,500 of the Shares. Due to the potential conflict of interest that existed because of Messrs. Levy and Stein’s partial ownership of Sport Defense, the Board obtained an independent investment bank to prepare a valuation report with respect to Sport Defense. This valuation report supported the Purchase Price. Also, Mr. Stein recused himself from the vote of the Board regarding the approval to purchase Sport Defense.

The Purchase Agreement and the Sport Defense acquisition are not subject to approval by the shareholders of the Company. The Purchase Agreement contained minimal representations and warranties regarding Sport Defense and certain limited representations and warranties regarding the Company the Sellers.

This summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K (this “Form 8-K”) by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The issuance and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On May 26, 2020, the Company filed an amendment to the certificate of incorporation to increase the number of the Company’s authorized shares of common stock from 100,000,000 shares of common stock to 3,000,000,000 shares of common stock. For more information on this amendment, please see the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 16, 2020.

Item 8.01  Other Events.

On June May 29, 2020, the Company issued a press release regarding the Sport Defense acquisition.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Effective as of May 26, 2020, the Board approved an increase of the number of authorized shares of common stock reserved under the Company’s 2019 Long-Term Incentive Plan from 2,000,000 shares of common stock to 17,000,000 shares of common stock.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

The Sport Defense acquisition shall not be deemed a significant acquisition under the requirements of Regulation S-X. As such, no financial statements and pro forma financial information relating to Sport Defense are required by this Item 9.01.

(d) Exhibits.

Exhibit
No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NexGel, Inc.
10.1	Membership Interest Purchase Agreement dated May 29, 2020 by and among NexGel, Inc. and the Sellers.
99.1	Press release of NexGel, Inc. issued on May 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 29, 2020

NEXGEL, INC.

		By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer